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EXHIBIT 16.1


BECKSTEAD AND WATTS, LLP
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CERTIFIED PUBLIC ACCOUNTANTS
                                                    2425 W Horizon Ridge Parkway
                                                             Henderson, NV 89052
                                                                702.257.1984 tel
                                                                702.362.0540 fax




January 9, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

The firm of Beckstead and Watts, LLP was previously principal accountant for RG Global Lifestyles, Inc. (the "COMPANY") and reported on the financial statements of the Company for the years ended March 31, 2006 and 2005. On January 8, 2007, we notified the Company that we would not stand for re-election as principal accountants. We have read the Company's statements included under Item 4 of its Form 8-K dated January 8, 2007, and we agree with such statements except that we cannot confirm or deny that the appointment of De Joya Griffith & Company, LLC was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/S/ BECKSTEAD AND WATTS, LLP
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Beckstead and Watts, LLP